Exhibit (99)(b)

PRO FORMA FINANCIAL INFORMATION

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

The following Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of Regions and its subsidiaries and the historical Consolidated Statement of Financial Condition of AmSouth and its subsidiaries giving effect to the merger as if it had occurred on June 30, 2006, as an acquisition by Regions of AmSouth using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The following Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the six months ended June 30, 2006, and the year ended December 31, 2005, combine the historical Consolidated Statements of Income of Regions and its subsidiaries and AmSouth and its subsidiaries giving effect to the merger as if the merger had become effective at the beginning of each period presented, as an acquisition by Regions of AmSouth using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma condensed combined consolidated financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of Regions and its subsidiaries and AmSouth and its subsidiaries, such information and notes thereto incorporated by reference herein.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

For purposes of this analysis we have assumed that we will need to make divestitures of branches with aggregate deposits of approximately $2.5 billion, and related loans and securities, in order to obtain approval of the merger by the Federal Reserve Board. This assumption represents the high-end of our currently estimated range of $2.2 to $2.5 billion for divestitures; these estimates are preliminary and are based on Federal Reserve Board decisions in other cases and published deposit figures and, while we currently believe this estimate is reasonable, there can be no assurance that the final amount will not be different than this preliminary estimate. Under Federal Reserve Board policy, the merger cannot be completed until there is an executed definitive agreement for the divestitures. Regions and AmSouth are working to receive clearance for the merger as promptly as practicable.

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition

As of June 30, 2006

	Regions Historical	AmSouth Historical	Pro Forma Adjustment	Pro Forma Combined
	(In thousands)
ASSETS
Cash and due from banks	$2,304,934	$1,233,527	$—	$3,538,461
Interest bearing deposits in other banks	31,565	—	—	31,565
Securities held to maturity (Note 3)	29,983	5,388,911	(210,728)	5,208,166
Securities available for sale (Note 3)	11,758,035	6,000,551	(850,000)	16,908,586
Trading account assets	1,056,434	4,553	—	1,060,987
Loans held for sale	2,281,372	371,034	—	2,652,406
Fed funds sold and securities purchased under agreements to resell	733,476	83,096	—	816,572
Margin receivables	576,616	—	—	576,616
Loans, net of unearned income (Note 3)	59,130,632	37,454,093	(2,307,556)
			(1,275,000)	93,002,169
Allowance for loan losses (Note 3)	(777,783)	(359,092)	13,344	(1,123,531)
Premises and equipment, net (Note 3)	1,109,732	1,256,266	—	2,365,998
Mortgage servicing rights	420,322	1,772	—	422,094
Excess purchase price (Note 3)	4,996,028	293,381	6,499,692	11,789,101
Core deposit intangible (Note 3)	295,588	963	862,031	1,158,582
Interest receivable	407,811	194,917	—	602,728
Other assets	1,708,041	2,005,842	(287,318)	3,426,565

TOTAL ASSETS	$86,062,786	$53,929,814	$2,444,465	$142,437,065

LIABILITIES
Non-interest bearing deposits	$13,158,707	$8,188,068	$—	$21,346,775
Interest-bearing deposits (Note 3)	48,246,119	29,249,432	(104,691)
			(2,500,000)	74,890,860
Fed funds purchased and securities sold under agreements to repurchase	4,770,538	3,628,577	—	8,399,115
Other short-term borrowings	958,048	1,839,609	—	2,797,657
Long-term borrowings (Note 3)	6,293,372	5,545,908	26,353	11,865,633
Other liabilities	1,937,643	1,899,159	(1,143,562)	2,693,240

TOTAL LIABILITIES	75,364,427	50,350,753	(3,721,900)	121,993,280

STOCKHOLDERS’ EQUITY
Common stock (Note 2)	4,787	416,606	(413,883)	7,510
Surplus (Note 2)	7,393,185	752,491	8,990,212	17,135,888
Undivided profits (Note 2)	4,355,306	3,999,804	(3,999,804)	4,355,306
Less: Treasury stock (Note 2)	(833,633)	(1,361,881)	1,361,881	(833,633)
Accumulated other comprehensive loss (Note 2)	(221,286)	(227,959)	227,959	(221,286)

TOTAL STOCKHOLDERS’ EQUITY	10,698,359	3,579,061	6,166,365	20,443,785

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$86,062,786	$53,929,814	$2,444,465	$142,437,065

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information.

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For the Six Months Ended June 30, 2006

	Regions Historical	AmSouth Historical	Pro Forma Adjustment	Pro Forma Combined
	(In thousands, except per share data)
Interest income:
Interest and fees on loans (Note 4)	$2,040,366	$1,156,800	$40,126	$3,186,592
			(50,700)
Interest on securities (Note 4)	278,650	273,070	15,241	543,111
			(23,850)
Interest on loans held for sale	81,143	10,067	—	91,210
Interest on trading account assets	19,411	753	—	20,164
Other interest income	41,148	1,383	—	42,531

Total interest income	2,460,718	1,442,073	(19,183)	3,883,608
Interest expense:
Interest on deposits (Note 4)	671,734	404,072	69,794	1,113,725
			(31,875)
Interest on short-term borrowings	106,198	98,796	—	204,994
Interest on long-term borrowings (Note 4)	177,524	138,700	2,156	318,380

Total interest expense	955,456	641,568	40,075	1,637,099

Net interest income	1,505,262	800,505	(59,258)	2,246,509
Provision for loan losses	57,500	51,300	—	108,800
Non-interest income:
Securities gains (losses)	39	739	—	778
Brokerage and investment banking	325,658	46,081	—	371,739
Trust department income	70,285	47,887	—	118,172
Service charges on deposit accounts	275,801	198,413	—	474,214
Mortgage servicing and origination fees	66,968	6,733	—	73,701
Other non-interest income	222,077	151,211	—	373,288

Total fee and other income	960,789	450,325	—	1,411,114

Total non-interest income	960,828	451,064	—	1,411,892
Non-interest expense:
Salaries and employee benefits	888,483	376,598	—	1,265,081
Net occupancy and equipment expense (Note 4)	181,685	140,715	—	322,400
Amortization of core deposit intangible (Note 4)	18,780	1,028	82,775	102,583
Other non-interest expense	393,659	151,216	—	544,875

Total non-interest expense	1,482,607	669,557	82,775	2,234,939

Income before income taxes	925,983	530,712	(142,033)	1,314,662
Applicable income taxes	286,046	165,040	(53,973)	397,113

Net income	$639,937	$365,672	$(88,060)	$917,549

Per share:
Net income	$1.40	$1.06		$1.25
Net income-diluted	$1.39	$1.04		$1.24
Average shares outstanding (Note 4)	455,982	345,038	(69,905)	731,115
Average shares outstanding-diluted (Note 4)	460,584	350,192	(70,949)	739,827

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information.

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For the Year Ended December 31, 2005

	Regions Historical	AmSouth Historical	Pro Forma Adjustment	Pro Forma Combined
	(In thousands, except per share data)
Interest Income:
Interest and fees on loans (Note 4)	$3,546,767	$1,891,771	$80,252	$5,429,840
			(88,950)
Interest on securities (Note 4)	527,466	570,495	30,481	1,080,442
			(48,000)
Interest on loans held for sale	149,167	16,083	—	165,250
Interest on trading account assets	36,596	1,005	—	37,601
Other interest income	50,379	1,750	—	52,129
Total interest income	4,310,375	2,481,104	(26,217)	6,765,262

Interest expense:
Interest on deposits (Note 4)	1,004,727	579,317	104,691	1,638,485
			(50,250)
Interest on short-term borrowings	164,816	102,465	—	267,281
Interest on long-term borrowings (Note 4)	320,213	274,048	4,312	598,573

Total interest expense	1,489,756	955,830	58,753	2,504,339

Net interest income	2,820,619	1,525,274	(84,970)	4,260,923
Provision for loan losses	165,000	93,950	—	258,950
Non-interest income:
Securities gains (losses)	(18,892)	4,772	—	(14,120)
Brokerage and investment banking	548,662	75,887	—	624,549
Trust department income	127,766	113,156	—	240,922
Service charges on deposit accounts	518,388	367,048	—	885,436
Mortgage servicing and origination fees	145,304	16,701	—	162,005
Other non-interest income	492,204	337,616	—	829,820

Total fee and other income	1,832,324	910,408	—	2,742,732

Total non-interest income	1,813,432	915,180	—	2,728,612
Non-interest expense:
Salaries and employee benefits	1,739,017	699,692	—	2,438,709
Net occupancy and equipment expense (Note 4)	356,849	278,454	—	635,303
Amortization of core deposit intangible (Note 4)	46,050	2,582	160,745	209,377
Other non-interest expense	905,040	311,195	—	1,216,235

Total non-interest expense	3,046,956	1,291,923	160,745	4,499,624

Income before income taxes	1,422,095	1,054,581	(245,715)	2,230,961
Applicable income taxes	421,551	328,876	(93,372)	657,055

Net income	$1,000,544	$725,705	$(152,343)	$1,573,906

Per share:
Net income	$2.17	$2.07		$2.12
Net income-diluted	$2.15	$2.04		$2.10
Average shares outstanding (Note 4)	461,171	350,702	(71,052)	740,821
Average shares outstanding–diluted (Note 4)	466,183	355,554	(72,035)	749,702

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information.

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

For the Year Ended December 31, 2005

and As of and For the Six Months Ended June 30, 2006

Note 1.

The merger will be accounted for as an acquisition by Regions of AmSouth using the purchase method of accounting reflecting the acquisition by Regions of AmSouth and, accordingly, the assets and liabilities of AmSouth will be recorded at their respective fair values on the date the merger is completed. The merger will be effected by the issuance of Regions $0.01 par value common stock to AmSouth stockholders. Each share of AmSouth common stock will be exchanged for 0.7974 of a share of Regions common stock. The shares of Regions common stock issued to effect the merger will be recorded at $35.00 per share. This amount was determined by averaging the price of shares of Regions common stock over a four-day period surrounding the date the merger was announced.

The pro forma financial information includes estimated adjustments to record assets and liabilities of AmSouth at their respective fair values. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.

The final allocation of the purchase price will be determined after the merger is completed and additional analyses are performed to determine the fair values of AmSouth’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Changes in the fair value of the net assets of AmSouth as of the date of the merger will change the amount of purchase price allocable to excess purchase price. The further refinement of transaction costs will change the amount of excess purchase price recorded. In addition, changes in AmSouth’s stockholders’ equity, including net income, between July 1, 2006 and the date of the merger will also change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The pro forma financial information for the merger is included only as of and for the six months ended June 30, 2006, and for the year ended December 31, 2005. The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2.

The pro forma financial information reflects the issuance of 272,257,079 shares of Regions common stock on June 30, 2006, with an aggregate par value of approximately $2.7 million. The table below provides the calculation of the number of shares issued:

	As of June 30, 2006
AmSouth common shares outstanding	341,431,000
Exchange ratio	0.7974

Regions common stock issued		272,257,079

The pro forma financial information includes adjustments to stockholders’ equity for the elimination of AmSouth’s accumulated other comprehensive loss of $228.0 million, the retirement of AmSouth treasury stock of $1,361.9 million and the elimination of AmSouth’s undivided profits of $3,999.8 million. All of these amounts have been reclassified into surplus. In addition to these equity adjustments, $216.5 million was included in the purchase price for the estimated fair value of all unexercised AmSouth stock options assumed upon the merger. The $216.5 million is a preliminary estimate based on the intrinsic value of the options. The final estimate of fair value of the AmSouth stock options will be based on the Black-Scholes option model.

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides a summary of pro forma adjustments to stockholders’ equity:

	As of June 30, 2006
	(In millions, except share and par value amounts)
Common stock adjustment
Shares of Regions common stock issued	272,257,079
Regions par value	$0.01	$2.7

Less: AmSouth common stock		(416.6)

Common stock adjustment		(413.9)

Surplus adjustment
Purchase price — AmSouth common shares (see Note 3)		9,529.0
Purchase price — estimated fair value of:
AmSouth’s stock options		216.5
AmSouth undivided profits		3,999.8
AmSouth accumulated other comprehensive loss		(228.0)
AmSouth stockholders’ equity		(3,579.1)
AmSouth treasury stock retirement		(1,361.9)

Common stock adjustment		413.9

Surplus adjustment		8,990.2
Undivided profits adjustment — AmSouth		(3,999.8)
AmSouth treasury stock retirement		1,361.9
Elimination of AmSouth accumulated other comprehensive loss		228.0

Total stockholders’ equity adjustment		$6,166.4

Note 3.

The purchase accounting adjustments included in the pro forma statement of financial condition include adjustments to securities, loans, interest-bearing deposits, and long-term borrowings of ($210.7) million, ($2,307.6) million, ($104.7) million, and $26.4 million, respectively. These adjustments are based on preliminary valuations performed as of June 30, 2006. The adjustment to loans is primarily related to the leveraged lease portfolio. The adjustments recorded for these assets and liabilities on the merger date could vary significantly from the pro forma adjustments included herein depending on changes in interest rates and the components of the assets and liabilities. An analysis to determine the purchase accounting adjustment to AmSouth’s property and equipment has not yet been completed. Upon completion of this analysis, adjustments may be recorded which will affect the purchase price allocation.

The purchase accounting adjustments include a core deposit intangible asset adjustment of $862.0 million. The adjustment includes the establishment of a core deposit intangible asset of $863.0 million less AmSouth’s recorded core deposit intangible of $1.0 million. The $863.0 million was calculated by applying a premium of 3.0% to AmSouth’s core deposits. Core deposits are defined as all non-interest bearing deposits and interest-bearing transaction accounts excluding non-core time deposits. The amortization of the core deposit intangible in the pro forma statements of operations is assumed to be over a ten year period using an accelerated method. An analysis to determine if other identifiable intangible assets exist has not yet been completed. Upon completion of this analysis, additional intangible assets may be recorded which will affect the purchase price allocation.

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The pro forma statement of financial condition includes an estimated $205.6 million adjustment to reflect the amounts allocated to liabilities expected to be assumed in the acquisition. The estimated liabilities assumed in the merger consist of personnel related costs which include involuntary termination benefits for AmSouth’s employees severed in connection with the merger, costs to cancel contracts that will provide no future benefit to the combined company, occupancy costs related to lease cancellation penalties for space vacated in connection with the merger and investment banker and legal fees incurred in connection with the transaction. The $205.6 million pro forma adjustment is included in other liabilities and relates only to costs associated with AmSouth.

The pro forma financial statements also include an adjustment to establish a net deferred tax liability of $58.4 million which is based on 38% of all purchase accounting adjustments to assets and liabilities with the exception of excess purchase price. The pro forma statement of financial condition also includes an adjustment to write-off the deferred tax liability of approximately $1,360.8 million related to AmSouth’s leveraged leases in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. These deferred income tax adjustments are included in other liabilities.

In addition, the pro forma statement of financial condition includes an estimated $13.3 million adjustment to allowance for loan losses, which represents the estimated impact of Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer (“SOP 03-3”), on this transaction.

For purposes of this analysis, we have assumed that we will need to make divestitures of branches with aggregate deposits of approximately $2.5 billion, and related loans and securities, in order to obtain approval of the merger by the Federal Reserve Board. This assumption represents the high-end of our currently estimated range of $2.2 to $2.5 billion for divestitures; these estimates are preliminary and are based on Federal Reserve Board decisions in other cases and published deposit figures and, while we currently believe this estimate is reasonable, there can be no assurance that the final amount will not be different than this preliminary estimate. We have also assumed that these divestitures will be funded with approximately $1.275 billion in loans and $850 million in securities available for sale. These amounts are shown net of the expected 15% premium (or $375 million) on the deposits divested. These adjustments, as well as estimates of the foregone interest from these transactions, are included in the pro forma financial statements. The adjustments recorded for these divestitures on the merger date could vary significantly from the pro forma adjustments included herein depending on final regulatory divestiture requirements and changes in interest rates.

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table provides the calculation and allocation of the purchase price used in the pro forma financial statements:

Purchase price:
AmSouth common shares outstanding	341,431,000
Exchange ratio	0.7974	272,257,079

Average Regions share price over four days surrounding announcement of merger		$35.00

Purchase price per AmSouth common share (in millions)		$9,529.0
Estimated fair value of AmSouth’s stock options		216.5

Purchase price		$9,745.5
Net assets acquired (in millions):
AmSouth’s stockholders’ equity	$3,579.1
AmSouth’s excess purchase price and other intangibles	(294.3)	(3,284.8)

Excess of purchase price over carrying value of net assets acquired		$6,460.7
Estimated adjustments to reflect fair value of assets acquired and liabilities assumed:
Securities held to maturity		210.7
Loans, net of unearned income		518.1
Leveraged leases		1,789.5
Allowance for loan losses		(13.3)
Estimated core deposit intangible
AmSouth’s core deposits	$28,766.5
Premium rate	3.0%	(863.0)
Prepaid pension asset		287.3
Estimated liabilities assumed
Personnel related	$120.0
Contract cancellations	10.0
Occupancy related	16.0
Professional fees	59.6	205.6

Premium on divested deposits		(375.0)
Interest-bearing deposits		(104.7)
Long-term borrowings		26.4
Unfunded pension obligations		(46.8)
Deferred income taxes (included in other liabilities)
Securities	(210.7)
Loans	(518.1)
Allowance for loan losses	13.3
Estimated core deposit intangible	863.0
Liabilities assumed	(205.6)
Premium on divested deposits	375.0
Interest-bearing deposits	104.7
Long-term borrowings	(26.4)
Unfunded pension liability	(240.5)

Total	154.7
Less: AmSouth’s core deposit intangible	(1.0)

Net increase in temporary differences	153.7
Income tax rate	38%

	58.4
Write-off of deferred tax liability for leveraged leases	(1,360.8)	(1,302.4)

Excess purchase price		$6,793.1

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.

The pro forma condensed combined consolidated statements of income for the six months ended June 30, 2006 and for the year ended December 31, 2005 include adjustments for the amortization of the estimated core deposit intangible, the estimated accretion of the unrealized loss on AmSouth’s securities, the estimated amortization or accretion of purchase accounting adjustments made to loans, interest-bearing deposits, and long-term borrowings, and the related tax effect of all the adjustments. The amortization or accretion of the purchase accounting adjustments made to securities, loans, interest-bearing deposits, and long-term borrowings was estimated based on the weighted average maturities. Purchase accounting adjustments are also included to reflect the estimated foregone interest income from divested loans and securities available for sale and interest expense from divested deposits. An analysis to determine the purchase accounting adjustment to AmSouth’s property and equipment has not yet been completed.

The estimated restructuring and merger related expenses discussed in Note 5 are not included in the pro forma statements of income since they will be recorded in the combined results of operations as they are incurred after completion of the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented.

Additionally, Regions expects to realize approximately $400 million in cost savings following the merger, which Regions expects to be phased in over a two year period. These cost savings are not reflected in the pro forma financial information.

The adjustments reflected in the pro forma condensed combined statements of income are presented in the table below:

	Six Months Ended June 30, 2006	Year Ended December 31, 2005
	(In millions)
Accretion of loan purchase accounting adjustment	$40.1	$80.3
Foregone interest income on loans	(50.7)	(89.0)
Accretion of AmSouth’s securities purchase accounting adjustment	15.2	30.5
Foregone interest income on securities	(23.8)	(48.0)
Accretion of deposits purchase accounting adjustment	(69.8)	(104.7)
Foregone interest expense on deposits	31.9	50.2
Amortization of long-term borrowings purchase accounting adjustment	(2.2)	(4.3)
Amortization of core deposit intangible established through purchase accounting	(83.8)	(163.3)
Remove amortization of AmSouth’s core deposit intangible	1.0	2.6

Net core deposit intangible amortization adjustment	(82.8)	(160.7)

Reduction in income before income taxes	(142.1)	(245.7)
Income tax rate	38.0%	38.0%

Income tax adjustment	(54.0)	(93.4)

Reduction in net income	$(88.1)	$(152.3)

REGIONS FINANCIAL CORPORATION AND AMSOUTH BANCORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 5.

In connection with the merger, Regions and AmSouth have begun to further develop their preliminary plans to consolidate the operations of Regions and AmSouth. Over the next several months, the specific details of these plans will be refined. Regions and AmSouth are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of AmSouth’s employees, vacating AmSouth’s leased premises, canceling contracts between AmSouth and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by AmSouth. The costs associated with such decisions will be recorded as purchase accounting adjustments, which have the effect of increasing the amount of the purchase price allocable to excess purchase price. It is expected that all such costs will be identified and recorded within one year of completion of the merger and all such actions required to effect these decisions would be taken within one year after finalization of these plans. The pro forma condensed combined consolidated statement of financial condition includes a preliminary estimate of such costs of $205.6 million, which represents liabilities assumed. See Note 3 for additional discussion.

In addition to decisions regarding AmSouth’s employees and activities, certain decisions may be made to involuntarily terminate Regions employees, vacate Regions leased premises, cancel contracts and sell or otherwise dispose of certain premises, furniture and equipment owned by Regions. These exit and disposal costs would be recorded in accordance with Financial Accounting Standards Board, or “FASB,” Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” in the results of operations of the combined company in the period incurred. Regions also expects to incur merger-related expenses in the process of combining the operations of the two companies. These merger-related expenses include system conversion costs, employee retention arrangements and costs of incremental communications to customers and others. It is expected that the exit and disposal costs along with the merger-related costs will be incurred over a two year period after completion of the merger. Preliminarily, we estimate these restructuring and merger-related expenses will approximate $494.4 million. The $494.4 million estimate is not included in the pro forma statements of income since these costs will be recorded in the combined results of operations as they are incurred after completion of the merger and are not indicative of what the historical results of Regions would have been had Regions and AmSouth actually been combined during the periods presented.